Exhibit 21
PERRIGO SUBSIDIARIES

Name of Subsidiary	State/Country of Incorporation
Chefaro Ireland Ltd.	Ireland
Crimagua Limited	Ireland
Elan Corporation Limited	Ireland
Elan Holdings Limited	Ireland
Elan International Finance Limited	Ireland
Elan Management Limited	Ireland
Elan Pharma International Limited	Ireland
Elan Regulatory Holdings Limited	Ireland
Elan Science One Limited	Ireland
Elan Science Three Limited	Ireland
Elan Science Five Limited	Ireland
Elan Science Seven Limited	Ireland
Elan Science Eight Limited	Ireland
Habsont	Ireland
The Institute of Biopharmaceutics Limited	Ireland
Keavy Finance Limited	Ireland
Orchardbrook Limited	Ireland
Perrigo Finance plc	Ireland
Perrigo Ireland 1 Limited	Ireland
Perrigo Ireland 2 Limited	Ireland
Perrigo Ireland 3 Limited	Ireland
Perrigo Ireland 4 Limited	Ireland
Perrigo Ireland 5 Limited	Ireland
Perrigo Ireland 6 Limited	Ireland
Perrigo Ireland 7 Limited	Ireland
Perrigo Ireland 8 Limited	Ireland
Perrigo Ireland Management Limited	Ireland
Speranza Biopharma Limited	Ireland
Omega Pharma Ireland Ltd. Sarl	Ireland
Omega Teknika Limited	Ireland
Perrigo China Business Trust	Michigan
Perrigo Company	Michigan
Perrigo Company Charitable Foundation	Michigan
Perrigo Management Company	Michigan
L. Perrigo Company	Michigan
Perrigo Pharmaceuticals Company	Michigan
Perrigo International, Inc.	Michigan
Perrigo Company of South Carolina, Inc.	Michigan
Perrigo Sales Corporation	Michigan
Perrigo International Holdings, LLC	Michigan
Perrigo Research Development Company	Michigan
Perrigo Sourcing Solutions, Inc.	Michigan
P2C, Inc.	Michigan
Sergeant's Pet Care Products, Inc.	Michigan
Athena Neurosciences, LLC	Delaware
Elan Pharmaceuticals, LLC	Delaware

Perrigo New York, Inc.	Delaware
Perrigo API USA, Inc.	Delaware
Perrigo International Holdings II, Inc.	Delaware
Perrigo LLC	Delaware
Perrigo China Business Trustee, LLC	Delaware
Perrigo Mexico Investment Holdings, LLC	Delaware
Perrigo Receivables, LLC	Delaware
Pet Logic, LLC	Delaware
PBM Holdings, LLC	Delaware
PBM Nutritionals, LLC	Delaware
PBM Products, LLC	Delaware
PBM Foods, LLC	Delaware
PBM International Holdings, LLC	Delaware
PBM Canada Holdings, LLC	Delaware
PBM Mexico Holdings, LLC	Delaware
PBM China Holdings, LLC	Delaware
Paddock Laboratories, LLC	Delaware
Perrigo Diabetes Care, LLC	Delaware
Velcera, Inc.	Delaware
FidoPharm, Inc.	Delaware
FidoPharm Brands, LLC	Delaware
Cobrek Pharmaceuticals, Inc.	Delaware
Proteostasis Therapeutics, Inc.	Delaware
Perrigo Company of Tennessee	Tennessee
Perrigo Florida, Inc.	Florida
Meridian Animal Health, LLC	Nevada
LoradoChem, Inc.	Colorado
SPC Trademarks, LLC	Texas
Arginet Investments and Property (2003) Ltd.	Israel
Dermagis International Ltd.	Israel
Neca Properties (1996) Ltd.	Israel
Perrigo API Ltd.	Israel
Pharma Clal (1983) Ltd.	Israel
Perrigo Israel Holdings Ltd.	Israel
Perrigo Israel Pharmaceuticals Ltd.	Israel
Perrigo Israel Opportunities II Ltd.	Israel
Perrigo Israel Agencies Ltd	Israel
Perrigo Israel Enterprises & Investments Ltd.	Israel
Perrigo Israel Trading Limited Partnership	Israel
Wrafton Laboratories Limited	United Kingdom
Perrigo UK Acquisition Limited	United Kingdom
Perrigo Ventures Limited Partnership	United Kingdom
Perrigo UK FINCO Limited Partnership	United Kingdom
Galpharm Healthcare Limited	United Kingdom
Galpharm International Limited	United Kingdom
Kiteacre Limited	United Kingdom
Perrigo Pharma Limited	United Kingdom
Rosemont Holdings Limited	United Kingdom
Rosemont Group Limited	United Kingdom
Rosemont Trustee Company Limited	United Kingdom

Acacia Biopharma Limited	United Kingdom
Rosemont Pharmaceuticals Limited	United Kingdom
Rosemont Pensions Limited	United Kingdom
Omega Pharma Limited	United Kingdom
The Learning Pharmacy LTD	United Kingdom
Perrigo de Mexico S.A. de C.V.	Mexico
Quimica y Farmacia S.A. de C.V.	Mexico
Laboratorios DIBA S.A.	Mexico
Perrigo Mexico Holdings S.A. de C.V.	Mexico
PBM Products Mexico S de RL de CV	Mexico
Servicios PBM S de RL de CV	Mexico
Sergeant's Pet Care Products Mexico S de RL de CV	Mexico
Gelcaps Exportadora de Mexico, S.A. de C.V.	Mexico
Cinetic Laboratories Argentina SA	Argentina
Perrigo Australian Holding Company II PTY Limited	Australia
Orion Laboratories PTY Limited	Australia
Auragen Pty Ltd	Australia
Aurios Pty Ltd	Australia
Aurora Pharmaceuticals Pty Ltd	Australia
Omega Pharma Australia Pty Ltd	Australia
Pharmasales Pty Ltd	Australia
Rubicon Healthcare Holdings Pty Ltd	Australia
Orion Laboratories (NZ) Ltd	New Zealand
Omega Pharma (NZ) Ltd	New Zealand
Perrigo Laboratories India Private Ltd.	India
Perrigo API India Private Ltd.	India
Herbs Trading GmbH	Austria
Omega Pharma Austria Healthcare GmbH	Austria
Omega Pharma GmbH	Austria
Richard Bittner AG	Austria
Elan International Services Limited	Bermuda
Elan International Insurance Limited	Bermuda
Neuralab Limited	Bermuda
Perrigo do Brasil LTDA	Brazil
Clepe Limited	Cayman Islands
Perrigo Denmark K/S	Denmark
Omega Aco AS	Denmark
Elan Europa Finance Sarl	Luxembourg
AdriaMedic SA	Luxembourg
Hud SA	Luxembourg
Omega Pharma Luxembourg Sarl	Luxembourg
Promedent SA	Luxembourg
Chemagis BV	Netherlands
Monksland Holdings BV	Netherlands
Perrigo Netherlands B.V.	Netherlands
Perrigo Ireland Holding Company B.V.	Netherlands
Perrigo Israel Holdings II BV	Netherlands
Perrigo Netherlands Finco 1 CoOperatief U.A.	Netherlands
Perrigo Netherlands Finco 2 BV	Netherlands
Perrigo Netherlands International Partnership C.V.	Netherlands

Bional Nederland B.V.	Netherlands
Damianus B.V.	Netherlands
Insect Repellents B.V.	Netherlands
Oce-Bio Nederland B.V.	Netherlands
Omega Pharma Holding (Nederland) B.V.	Netherlands
Omega Pharma Nederland B.V.	Netherlands
Samenwerkende Apothekers Nederland B.V.	Netherlands
Wartner Europe B.V.	Netherlands
Ymea B.V.	Netherlands
Elan Pharmaceuticals GmbH	Switzerland
Interdelta S.A.	Switzerland
JLR Pharma S.A.	Switzerland
Perrigo China Business Trust	China
Perrigo Trading (Shanghai) Co., Ltd.	China
American Business Sergeant's Pet Care Product Trade (Shanghai) Co, Ltd.	China
Zibo Xinhua- Perrigo Pharmaceutical Company Ltd.	China
Perrigo Asia Holding Company Ltd.	Mauritius
Omega Pharma ukraine LLC	Ukraine
Belgian Cycling Company NV	Belgium
Biover NV	Belgium
Etixx NV	Belgium
Jaico R.D.P. NV	Belgium
Medgenix Benelux NV	Belgium
Oce Bio BVBA	Belgium
Omega Pharma Belgium NV	Belgium
Omega Pharma Capital NV	Belgium
Omega Pharma Innovation & Development NV	Belgium
Omega Pharma International NV	Belgium
Omega Pharma Invest NV	Belgium
Omega Pharma NV	Belgium
Omega Pharma Trading NV	Belgium
Vianatura NV	Belgium
Newbridge Pharmaceuticals Ltd.	British Virgin Islands
Omega Alpharm Cyprus Ltd.	Cyprus
Omega Pharma AS	Czech Republic
Aco Pharma Oy	Finland
Bioxydiet France SAS	France
Cosmediet- Biotechnie SAS	France
Laboratoires de la Mer SAS	France
Laboratoires Omega Pharms France SAS	France
Omega Pharms SAS	France
Abtei Omega Pharma GmbH	Germany
Omega Pharma Deutschland GmbH	Germany
Omega Pharma Manufacturing GmbH & Co. KG	Germany
Omega Pharma Manufacturing Verwaltungs GmbH	Germany
Paracelsia Pharma GmbH	Germany
Omega Pharma Hellas SA Health and Beauty Products	Greece
Despharma Kft.	Hungry
Omega Pharma Hungary Kft.	Hungry
Chefaro Pharma Italia Srl	Italy

Verelibron Srl	Italy
Omega Pharma Baltics SIA	Latvia
Aco Hud Norge AS	Norway
Omega Pharma Poland Sp.z.o.o.	Poland
Omega Pharma Portuguesa LDA	Portugal
SC Hipocrate 2000 SRL	Romania
Bittner Pharma LLC	Russia
Adriatic Distribution Beograd D.o.o.	Serbia
Omega Pharma Singapore Pte Ltd	Singapore
Omega Pharma s.r.o.	Slovakia
Adriatic BST Trgovina in Storitve D.o.o.	Slovenia
OmegaLabs (Pty) Ltd	South Africa
Omgea Pharma Espana SA	Spain
Aco Hud Nordic AB	Sweden
Omega Pharma Nordic AB	Sweden
Omega Pharma Kisisel Bakim ve Saglik Urunleri Dagitim Ticaret Limited Sirketi	Turkey